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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated November 9, 2011 relating to the consolidated financial statements of Vantiv, Inc. (formerly known as Advent-Kong Blocker Corp.) as of and for the year ended December 31, 2010 and as of and for the six-month period ended December 31, 2009, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, OH
November 9, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM